                                                                   Exhibit 99(a)

                    AMENDMENT dated as of April 28, 1995 (this "Amendment") to the Competitive Advance and Revolving Credit Facility Agreement "Facility A" (the "Agreement"), dated as of April 29, 1994, among TEXAS UTILITIES COMPANY, a Texas corporation ("TU"); TEXAS UTILITIES ELECTRIC COMPANY, a Texas corporation and a wholly owned subsidiary of TU ("TU Electric" and, together with TU, the "Borrowers"); the lenders listed in Schedule 2.01 to the Agreement (the "Lenders"); CHEMICAL BANK, a New York banking corporation ("Chemical"), as Competitive Advance Facility Agent (in such capacity, the "CAF Agent"); and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association ("TCB"), as administrative agent for the Lenders (in such capacity, the "Administrative Agent"; and, together with the CAF Agent, the "Agents").

          A. The Borrowers have requested that the Lenders agree to extend the maturity of the Agreement, and in connection therewith to amend certain provisions of the Agreement.

          B. The Lenders are willing, on the terms, subject to the conditions and to the extent set forth below, to extend the maturity of the Agreement and to agree to such amendments.

          In consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto hereby agree, on the terms and subject to the conditions set forth herein, as follows:

          SECTION 1.  Amendments.  (a)  Section 1.01 of the Agreement is hereby
                      -----------
amended by deleting therefrom the definitions of "Applicable Margin", "Borrowing Percentage", "Facility Fee Percentage" and "Maturity Date" and replacing each with the following respective definitions:

          "Applicable Margin" shall mean .325% per annum.
           -----------------

          "Borrowing Percentage" shall mean (a) in the case of TU, 40%, and in
           --------------------
     the case of TU Electric, 100%.

          "Facility Fee Percentage"  shall mean .125% per annum.
           -----------------------

          "Maturity Date" shall mean the date that is 364 days after the
           -------------
     Amendment Effective Date or if such date
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                                                                               2

     is not a Business Day, the Business Day immediately preceding such date.

          (b) Section 1.01 of the Agreement is hereby amended by adding thereto after the definition of "Alternate Base Rate" the following definition:

          "Amendment Effective Date" shall mean the date on which each condition
           ------------------------
     to effectiveness set forth in Section 3 of the Amendment to this Agreement, dated as of April 28, 1995, has been satisfied.

          (c) Section 2.05(b) of the Agreement is hereby deleted and replaced with the following phrase: "(b) [Intentionally omitted.]"

          (d) Each reference to the "Utilization Fee" contained in the Agreement is hereby deleted.

          (e) Each reference in Section 3.05 to "December 31, 1993", is hereby replaced with a reference to "December 31, 1994", and the reference in Section 3.05(a) to "TU's 1993 Form 10-K" is hereby replaced with a reference to "TU's 1994 Annual Report on Form 10-K".

          (f) The reference in Section 3.06 to "Schedule 3.06" is hereby replaced with a reference to "Schedule 3.06 to the Amendment to this Agreement, dated as of April 28, 1995,".

          SECTION 2.  Representations and Warranties.  Each Borrower represents
                      -------------------------------
and warrants as of the Amendment Effective Date to each of the Lenders and the Agents that:

          (a) Before and after giving effect to this Amendment, the representations and warranties set forth in Section 3 of the Agreement, as amended hereby, are true and correct in all material respects with the same effect as if made on the Amendment Effective Date, except to the extent such representations and warranties expressly relate to an earlier date.

          (b) Before and after giving effect to this Amendment, no Event of Default or Default has occurred and is continuing.

          SECTION 3.  Conditions to Effectiveness.  This Amendment shall become
                      ----------------------------
effective as of the Amendment Effective Date when (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrowers, all the
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                                                                               3

Lenders and the Agents and (b) the conditions set forth in paragraphs (a) through (d) of Section 4.02 of the Agreement in respect of the Effective Date for the Agreement shall have been satisfied mutatis mutandis in respect of this
                                            ------- --------
Amendment as of the Amendment Effective Date, provided the Amendment Effective
                                              --------
Date shall not occur after April 28, 1995.

          SECTION 4.  Agreement.  Except as specifically stated herein, the
                      ----------
provisions of the Agreement are and shall remain in full force and effect. As used therein, the terms "Agreement", "herein", "hereunder", "hereinafter", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Agreement as amended hereby.

          SECTION 5.  APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND
                      ---------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 6.  Counterparts.  This Amendment may be executed in two or
                      -------------
more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

          SECTION 7.  Expenses.  The Borrower agrees to reimburse the Agents for
                      ---------
all out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agents.


          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.


                                           TEXAS UTILITIES COMPANY,
                                           as Borrower,

                                             by   /s/ Cathryn Hulen
                                               ------------------------
                                               Name:  Cathryn Hulen
                                               Title: Treasurer

                                               TEXAS UTILITIES ELECTRIC COMPANY,
                                               as Borrower,

                                                 by  /s/  Cathryn Hulen
                                                   ------------------------
                                                   Name:  Cathryn Hulen
                                                   Title: Treasurer



                                               TEXAS COMMERCE BANK NATIONAL
                                               ASSOCIATION, individually and
                                               as Administrative Agent,

                                                 by   /s/ Allen K. King
                                                   ------------------------
                                                   Name:  Allen K. King
                                                   Title: Vice President


                                               CHEMICAL BANK, individually
                                               and as CAF Agent,

                                                 by   /s/ Ronald Potter
                                                   ------------------------
                                                   Name:  Ronald Potter
                                                   Title: Managing Director


                                               BANK OF AMERICA NT & SA,

                                                 by   /s/ Robert Eaton
                                                   ------------------------
                                                   Name:  Robert Eaton
                                                   Title: Vice President


                                               THE BANK OF NEW YORK,

                                                 by   /s/ Nathan S. Howard
                                                   ------------------------
                                                   Name:  Nathan S. Howard
                                                   Title: Vice President


                                               THE BANK OF TOKYO, LTD.,

                                                 by   /s/ John M. Mearns
                                                   ------------------------
                                                   Name:  John M. Mearns
                                                   Title: Vice President &
                                                              Manager


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                                                                               5

                                           THE CHASE MANHATTAN BANK, N.A.,

                                             by   /s/ Marc D. Galligan
                                               --------------------------
                                               Name:  Marc D. Galligan
                                               Title: Vice President


                                           CIBC INC.,

                                             by   /s/ Robert S. Lyle
                                               --------------------------
                                               Name:  Robert S. Lyle
                                               Title: Vice President


                                           CITIBANK, N.A.,

                                             by   /s/ Anita J. Brickell
                                               --------------------------
                                               Name:  Anita J. Brickell
                                               Title: Vice President


                                           CREDIT LYONNAIS, NEW YORK BRANCH,

                                             by   /s/ Robert Ivosevich
                                               ----------------------------
                                               Name:  Robert Ivosevich
                                               Title: Senior Vice President


                                           THE FIRST NATIONAL BANK OF
                                           CHICAGO,

                                             by   /s/ T. Thomas Cheng
                                               ----------------------------
                                               Name:  T. Thomas Cheng
                                               Title: Vice President


                                           THE INDUSTRIAL BANK OF JAPAN
                                           TRUST COMPANY,

                                             by   /s/ Robert W. Ramage, Jr.
                                               ----------------------------
                                               Name:  Robert W. Ramage, Jr.
                                               Title: Senior Vice President


                                           THE LONG-TERM CREDIT BANK OF
                                           JAPAN, LIMITED,

                                             by   /s/ John J. Sullivan
                                               ----------------------------
                                               Name:  John J. Sullivan
                                               Title: Joint General Manager

                                           MELLON BANK, N.A.,

                                             by   /s/ A. J. Sabatelle
                                               --------------------------
                                               Name:  A. J. Sabatelle
                                               Title: Vice President


                                           THE MITSUBISHI BANK, LTD.,
                                           HOUSTON AGENCY,

                                             by  /s/  Shoji Honda
                                               --------------------------
                                               Name:  Shoji Honda
                                               Title: General Manager


                                           THE MITSUBISHI TRUST AND BANKING
                                           CORPORATION, LOS ANGELES AGENCY,

                                             by   /s/ Shigeki Sakanoue
                                               --------------------------
                                               Name:  Shigeki Sakanoue
                                               Title: Vice President &
                                                      Manager

                                           NATIONSBANK OF TEXAS, N.A.,

                                             by   /s/ Bryan L. Diers
                                               --------------------------
                                               Name:  Bryan L. Diers
                                               Title: Senior Vice
                                                      President


                                           THE SANWA BANK, LIMITED,
                                           DALLAS AGENCY,
                                             by   /s/ Robert S. Smith
                                               --------------------------
                                               Name:  Robert S. Smith
                                               Title: Asst Vice
                                                      President

                                           SOCIETE GENERALE, SOUTHWEST
                                           AGENCY,

                                             by /s/ Christopher J.Speltz
                                               --------------------------
                                               Name:  Christopher J. Speltz
                                               Title: Vice President

                                            THE SUMITOMO BANK, LIMITED,

                                             by   /s/ Tatsuo Ueda
                                               --------------------------
                                               Name:  Tatsuo Ueda
                                               Title: General Manager


                                           THE TOKAI BANK, LIMITED,

                                             by   /s/ Masaharu Muto
                                               --------------------------
                                               Name:  Masaharu Muto
                                               Title: Deputy General
                                                      Manager


                                           UNION BANK OF SWITZERLAND,

                                             by   /s/ Alfred W. Imholz
                                               --------------------------
                                               Name:  Alfred W. Imholz
                                               Title: Managing Director

                                             by   /s/ Jan Buettgen
                                               --------------------------
                                                Name: Jan Buettgen
                                               Title: Corporate Banking

                                                                   SCHEDULE 3.06
                                                                    TO AMENDMENT
                                                      DATED AS OF APRIL 28, 1995



                                  Litigation
                                  ----------


None.